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                                                                Exhibit 10.(iii)


                               INDEMNITY AGREEMENT


THIS AGREEMENT dated for reference the 28th day of March, 2001.


BETWEEN:

               MFC BANCORP LTD., a corporation incorporated under the laws of the Province of British Columbia, Canada and having an office at 17 Dame Street, Dublin 2 Ireland

               ("MFC")


AND:

               ICHOR CORPORATION, a corporation incorporated under the laws of the State of Delaware in the United States and having an office at 17 Dame Street, Dublin 2 Ireland

               ("ICHOR")


WHEREAS:


A. ICHOR and certain shareholders of Hippocampe S.A. (the "Hippocampe Shareholders") entered into share exchange agreements (the "Share Exchange Agreements") dated for reference December 13, 2000 pursuant to which the Hippocampe Shareholders agreed to contribute their common shares of Hippocampe to ICHOR in exchange for the issuance by ICHOR to the Hippocampe Shareholders of shares of common stock or securities exchangeable into shares of common stock of ICHOR (the "Share Exchange"); and

B. It is a condition to the obligations of the Hippocampe Shareholders pursuant to the Share Exchange Agreements that ICHOR receive an indemnity from MFC, from and against all lawsuits, actions or similar claims arising out of the business and undertakings of ICHOR prior to the closing of the Share Exchange; and

C. MFC has agreed to indemnify and hold harmless ICHOR from and against all such lawsuits, claims or actions arising out the business and undertakings of ICHOR prior to the closing of the Share Exchange;


NOW THEREFORE THIS AGREEMENT WITNESSES THAT for and in consideration of the sum of $1.00 now paid by ICHOR to MFC, the promises, covenants and agreements hereinafter


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set forth and provided for, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                     PART 1
                                 INTERPRETATION

1.1      DEFINITIONS

In this Agreement except as expressly provided or as the context otherwise requires:

(a) "AGREEMENT" means this Indemnity Agreement, and includes all amendments, supplements and restatements of this Agreement; and

(b)      "EFFECTIVE DATE" means March 28, 2001.


                                     PART 2
                          MFC'S COVENANTS AND INDEMNITY

2.1 MFC covenants and agrees to indemnify and save harmless ICHOR from and against any and all lawsuits, actions or similar claims which have been or may be asserted against ICHOR arising out of the business and undertakings of ICHOR prior to the Effective Date, net of any tax benefits to ICHOR, provided that nothing herein shall oblige MFC to indemnify ICHOR against payment of its obligations, in the ordinary course, as they come due.


                                     PART 3
                               GENERAL PROVISIONS

3.1 This Agreement will enure to the benefit of and be binding on the parties and their respective successors and assigns.

3.2 This Agreement is to be governed by and interpreted in accordance with the laws of the Province of British Columbia.

3.3 Each party will execute and deliver such further Agreements, documents and assurances and do such further acts and things as either party reasonably requests to evidence and carry out and to give full force and effect to the intent of this Agreement.

3.4 This Agreement comprises the entire Agreement between the parties with respect to the subject matter hereof.



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3.5      This Agreement may be executed by facsimile and in separate counterparts, each of which is an original, and all of which shall constitute one and the same instrument.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.


MFC BANCORP LTD.

By: /s/ J.M. Smith
   -----------------------------------------

Name: J.M. Smith
     ---------------------------------------

Title: President
      --------------------------------------



ICHOR CORPORATION

By: /s/ Pierre-Francois Serres
   -----------------------------------------

Name: Pierre-Francois Serres
     ---------------------------------------

Title: President
      --------------------------------------